Exhibit 99.1
Blue Nile Announces First Quarter 2010 Financial Results
Record First Quarter Sales of $74.1 Million, Representing Growth of 19%
Non-GAAP Adjusted EBITDA Grows 17% to $6.2 Million
Earnings Per Diluted Share Increase 23% to $0.16
SEATTLE, May 6, 2010 — Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its first quarter ended April 4, 2010.
Net sales increased 18.7% to $74.1 million, the highest first quarter sales level in the Company’s history. Operating income for the quarter grew 23.3% to $3.6 million compared to $2.9 million in the first quarter last year. Operating margin expanded 10 basis points to 4.8% of net sales compared to 4.7% of net sales in the first quarter of 2009. Net income improved 23.1% to $2.4 million, or $0.16 per diluted share compared to $1.9 million, or $0.13 per diluted share in the first quarter of 2009.
Non-GAAP adjusted EBITDA for the first quarter totaled $6.2 million, an increase of 17.1% over the same quarter in 2009 and a record level for any first quarter in the Company’s history. Net cash provided by operating activities totaled $29.8 million for the trailing twelve month period ended April 4, 2010. Non-GAAP free cash flow for the trailing twelve month period ended April 4, 2010 increased 133% to $27.5 million from $11.8 million a year ago.
“We are pleased with our first quarter results, including excellent growth in sales and earnings,” said Diane Irvine, Chief Executive Officer. “Our performance reflects the strong fundamentals of our business model and our compelling consumer proposition, as customers seek high quality products, tremendous value and an exceptional shopping experience.”
Selected Financial Highlights
•	International sales grew 71.4% in the quarter to $9.6 million, a record level for any first quarter in the Company’s history. Excluding the impact from changes in foreign exchange rates, international sales increased 51.8%.

•	Gross profit for the quarter totaled $15.8 million. As a percentage of sales, gross profit improved 10 basis points to 21.3% compared to 21.2% for the first quarter of 2009.

•	Selling, general and administrative expenses for the quarter were $12.2 million, compared to $10.3 million in the first quarter of 2009. As a percentage of sales, selling, general and administrative expenses were 16.5% in both the current quarter and prior year quarter. Selling, general and administrative expenses include stock-based compensation expense of $1.8 million in the first quarter of 2010, unchanged from the first quarter last year.

•	Net income per diluted share for the quarter includes stock-based compensation expense of $0.08 for both the first quarter of 2010 and 2009.

•	During the quarter, the Company repurchased 292,100 shares of its common stock for $15.2 million. At the end of the first quarter, cash and cash equivalents totaled $47.2 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile’s expectations as of May 6, 2010. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the full year 2010 (Year Ending January 2, 2011):
•	Net sales are expected to grow at least 15% over 2009 levels.

•	Diluted earnings per share are expected to grow at least 20% over 2009 levels.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 3, 2010. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended April 4, 2010, which we expect to file with the Securities and Exchange Commission on or before May 14, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
The Company will host a conference call to discuss its first quarter financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. The Company reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile’s management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile’s financial reporting and comparability with similar companies in Blue Nile’s industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.
A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	April 4, 2010	April 5, 2009
Net income	$2,388	$1,940
Income tax expense	1,265	1,044
Other income, net	(73)	(80)
Depreciation and amortization	746	590
Stock-based compensation	1,854	1,783

Adjusted EBITDA	$6,180	$5,277

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	April 4, 2010	April 5, 2009
Net cash used in operating activities	$(30,680)	$(21,417)
Purchases of fixed assets, including internal-use software and website development	(516)	(636)

Non-GAAP free cash flow	$(31,196)	$(22,053)

	Twelve months ended	Twelve months ended
	April 4, 2010	April 5, 2009
Net cash provided by operating activities	$29,755	$13,916
Purchases of fixed assets, including internal-use software and website development	(2,225)	(2,131)

Non-GAAP free cash flow	$27,530	$11,785

The following table reconciles year-over-year total company sales as well as international sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

			Year over year
Quarter ended		Effect of foreign	growth on constant
April 4, 2010	Year over year growth	exchange movements	exchange rate basis
International Sales	71.4%	19.6%	51.8%
About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com, www.bluenile.ca and www.bluenile.co.uk. Blue Nile’s shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.
Contact:
Blue Nile, Inc.
Eileen Askew, 206.336.6745 (Investors)
bluenileir@bluenile.com
John Baird, 206.336.6805 (Media)
johnb@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	April 4,	January 3,
	2010	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,238	$78,149
Short-term investments	—	15,000
Trade accounts receivable	1,902	1,594
Other accounts receivable	324	241
Inventories	21,264	19,434
Deferred income taxes	342	449
Prepaid federal income taxes	1,007	—
Prepaids and other current assets	801	977

Total current assets	72,878	115,844
Property and equipment, net	7,057	7,332
Intangible assets, net	312	325
Deferred income taxes	7,327	6,769
Other assets	144	145

Total assets	$87,718	$130,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,773	$76,128
Accrued liabilities	4,350	9,805
Current portion of long-term financing obligation	44	44
Current portion of deferred rent	205	205

Total current liabilities	51,372	86,182

Long-term financing obligation, less current portion	785	796
Deferred rent, less current portion	110	168

Stockholders’ equity:
Common stock	20	20
Additional paid-in capital	161,153	156,030
Accumulated other comprehensive (loss) income	(66)	61
Retained earnings	51,387	48,999
Treasury stock	(177,043)	(161,841)

Total stockholders’ equity	35,451	43,269

Total liabilities and stockholders’ equity	$87,718	$130,415

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Quarter ended
	April 4,	April 5,
	2010	2009

Net sales	$74,060	$62,403
Cost of sales	58,259	49,200

Gross profit	15,801	13,203

Selling, general and administrative expenses	12,221	10,299

Operating income	3,580	2,904

Other income, net:
Interest income, net	5	67
Other income, net	68	13

Total other income, net	73	80

Income before income taxes	3,653	2,984
Income tax expense	1,265	1,044

Net income	$2,388	$1,940

Basic net income per share	$0.16	$0.13

Diluted net income per share	$0.16	$0.13

Shares used for computation:
Basic	14,565	14,496
Diluted	15,284	14,821

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(in thousands)

	Year to date ended
	April 4,	April 5,
	2010	2009

Operating activities:
Net income	$2,388	$1,940
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	746	590
Stock-based compensation	1,884	1,823
Deferred income taxes	(451)	(91)
Tax benefit (deficiency) from exercise of stock options	2,716	(4)
Excess tax benefit from exercise of stock options	(76)	—
Changes in assets and liabilities:
Receivables	(391)	(466)
Inventories	(1,830)	2,632
Prepaid federal income taxes	(1,007)	—
Prepaid expenses and other assets	178	306
Accounts payable	(29,324)	(26,834)
Accrued liabilities	(5,455)	(1,266)
Deferred rent and other	(58)	(47)

Net cash used in operating activities	(30,680)	(21,417)

Investing activities:
Purchases of property and equipment	(516)	(636)
Maturity of short-term investments	15,000	—

Net cash provided by (used in) investing activities	14,484	(636)

Financing activities:
Repurchase of common stock	(15,202)	—
Proceeds from stock option exercises	486	15
Excess tax benefit from exercise of stock options	76	—
Principal payments under long-term financing obligation	(11)	(10)

Net cash (used in) provided by financing activities	(14,651)	5

Effect of exchange rate changes on cash and cash equivalents	(64)	(76)

Net decrease in cash and cash equivalents	(30,911)	(22,124)

Cash and cash equivalents, beginning of period	78,149	54,451

Cash and cash equivalents, end of period	$47,238	$32,327